Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

ThermoGenesis Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Units, each unit consisting of (i) one share of common stock, par value $0.001 per share, and (ii) one common warrant to purchase one share of common stock (3)	457(o)			$10,000,000		0.0000927	$927
	Equity	Pre-funded units, each pre-funded unit consisting of (i) one pre-funded warrant to purchase one share of common stock, and (ii) one common warrant (3)	457(o)			$10,000,000	(3)	0.0000927	$927
	Equity	Shares of common stock included in the units	457(g)			$—	(4)	—	$—
	Equity	Common warrants included in the units and pre-funded units	457(g)			$—	(4)	—	$—
	Equity	Pre-funded warrants included in the pre-funded units	457(g)			$—	(4)	—	$—
	Equity	Shares of common stock issuable upon exercise of the common warrants included in the units and prefunded units	457(o)			$10,000,000		0.0000927	$927
	Equity	Shares of common stock issuable upon exercise of the pre-funded warrants included in the pre-funded units	457(o)			$10,000,000		0.0000927	$927
		Total Offering Amounts				$40,000,000			$3,708
		Total Fees Previously Paid							$—
		Total Fee Offsets							$—
		Net Fee Due							$3,708

1.	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
2.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

3.

The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.

4.	No separate fee is required pursuant to Rule 457(g) under the Securities Act.